SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 15, 2015

WONHE HIGH-TECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-54744	26-0775642
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)
Room 1001, 10th Floor, Resource Hi-Tech Building South Tower No. 1 Songpingshan Road, North Central Avenue North High-Tech Zone Nanshan District, Shenzhen, Guangdong Province, P.R. China 518057
(Address of principal executive offices) (Zip Code)

852-2815-0191
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition of Assets.

On September 15, 2015 the Registrant's 60%-owned subsidiary, Shengshihe Management Consulting (Shenzhen) Co., Ltd. ("Shengshihe Management"), exercised its option to purchase all of the registered equity of the Registrant's operating subsidiary, Shenzhen Wonhe Technology Co., Ltd. ("Shenzhen Wonhe"). The purchase price paid for the equity was RMB10,000 (approximately $1,634). The equity was purchased from Qing Tong, Nanfang Tong, Youliang Wang and Jingwu Li, who are the members of the Registrant's Board of Directors.

Prior to the acquisition, Shengshihe Management controlled Shenzhen Wonhe through a series of contractual agreements, which made Shenzhen Wonhe a variable interest entity, the effect of which was to cause the balance sheet and operating results of Shenzhen Wonhe to be consolidated with those of Shengshihe Management in the Registrant's financial statements. As a result of the acquisition by Shengshihe Management of registered ownership of Shenzhen Wonhe, the balance sheet and operating results of Shenzhen Wonhe will hereafter continue to be consolidated with those of Shengshihe Management as its majority-owned subsidiary. The previous non-controlling interest will be reclassified to additional paid-in-capital.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WONHE HIGH-TECH INTERNATIONAL, INC.

Dated: October 6, 2015	By:	/s/ Nanfang Tong
Nanfang Tong
Chief Executive Officer

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